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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      The subsidiaries of the Registrant are:

      First Community Bank of America
      9001 Belcher Road
      Pinellas Park, Florida 33782

      First Community Lender Services, Inc.
      9001 Belcher Road
      Pinellas Park, Florida 33782